Exhibit 24.1

POWER OF ATTORNEY

I hereby appoint Thomas J. Folliard or Keith D. Browning my true and lawful attorney-in-fact to sign on my behalf, as an individual and in the capacity stated below, the Annual Report on Form 10-K of CarMax, Inc. for its fiscal year ended February 28, 2010, and any amendment which such attorney-in-fact may deem appropriate or necessary.

Signature:	/s/ Ronald E. Blaylock
Print Name:	Ronald E. Blaylock
Title:	Director

Signature:	/s/ James F. Clingman, Jr.
Print Name:	James F. Clingman, Jr.
Title:	Director

Signature:	/s/ Jeffrey E. Garten
Print Name:	Jeffrey E. Garten
Title:	Director

Signature:	/s/ Shira Goodman
Print Name:	Shira Goodman
Title:	Director

Signature:	/s/ W. Robert Grafton
Print Name:	W. Robert Grafton
Title:	Director

Signature:	/s/ Edgar H. Grubb
Print Name:	Edgar H. Grubb
Title:	Director

Signature:	/s/ Thomas G. Stemberg
Print Name:	Thomas G. Stemberg
Title:	Director

Signature:	/s/ Vivian M. Stephenson
Print Name:	Vivian M. Stephenson
Title:	Director

Signature:	/s/ Beth A. Stewart
Print Name:	Beth A. Stewart
Title:	Director

Signature:	/s/ William R. Tiefel
Print Name:	William R. Tiefel
Title:	Director